EXHIBIT 10.5

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated May 3, 2017, is entered into between TR GLOBAL FUNDING V, LLC, a Delaware limited liability company (“Creditor”), and SILICON VALLEY BANK (“Bank”).  Creditor and Bank are sometimes referred to herein as the “Secured Parties.”

RECITALS

A.         Netlist, Inc., a Delaware corporation (“Borrower”), and Creditor have entered into the Security Agreement, dated on or about April 20,  2017, a true copy of which is attached hereto as Exhibit A (as amended from time to time, the “Creditor Security Agreement”).  The Creditor Security Agreement and the documents executed in connection therewith, including without limitation the Investment Agreement referred to in the Creditor Security Agreement and the other Investment Facility Documents (as defined therein), each as amended from time to time, are referred to in this Agreement as the “Creditor Investment Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the Creditor Investment Documents are referred to in this Agreement collectively as the “Creditor Obligations.”

B.         Borrower and Bank have entered into a Loan and Security Agreement, dated as of October 31, 2009 (as amended from time to time, the “Bank Loan Agreement”).  The Bank Loan Agreement and the documents executed in connection therewith are referred to in this Agreement as the “Bank Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the Bank Loan Documents are referred to in this Agreement collectively as the “Bank Debt.”    Creditor Obligations and Bank Debt are referred to herein collectively as “Secured Party Obligations” and Bank Loan Documents and the Creditor Investment Documents are referred to herein collectively as “Transaction Documents.”

The parties agree as follows:

1.         Definitions.  As used in this Agreement, the following terms have the following meanings:

“Accounts Collateral” means Borrower’s present and future “accounts” (as defined in the UCC), including accounts arising from testing and other services performed, or goods created, by Borrower using patents, copyrights or other intellectual property of Borrower, but not including proceeds of any sale, disposition or other realization (including the licensing, sublicensing, leasing or subleasing) of any Creditor Priority Collateral.

“Bank Priority Collateral” means any and all properties, rights and assets of Borrower described on Exhibit B, but excluding the Creditor Priority Collateral.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, (i) in the case of Bank, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Bank now or hereafter arising or existing under or relating to the Bank Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination, and (ii) in the case of Creditor, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of Creditor now or hereafter arising or existing under or relating to the Creditor Investment Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination.

“Collateral” means, collectively, Creditor Priority Collateral and Bank Priority Collateral.

“Common Collateral” means all Collateral in which both Bank and Creditor have a security interest.

“Creditor Priority Collateral” has the meaning set forth on Exhibit C.

“Enforcement Action” means, with respect to any Secured Party and with respect to any Claim of such Secured Party or any item of Collateral in which such Secured Party has or claims a security interest, lien, or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Secured Party of, or the joining in the filing by any Secured Party of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

“Event of Default” means an “Event of Default” under the Bank Loan Documents or an “Investor Termination Event” under the Creditor Investment Documents.

“Proceeds of Collection” means, collectively, the proceeds of Collateral, or any part thereof, and the proceeds of any remedy with respect to such Collateral under the Transaction Documents after the occurrence and during the continuance of an Event of Default.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or any other applicable jurisdiction.

2.         Priorities.

(a)       Notwithstanding any contrary priority established by the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession or control of any Collateral, or any statutes, rules or law, or court decisions to the contrary, the Secured Parties agree that:

(i)         all security interests now or hereafter acquired by Creditor in the Creditor Priority Collateral shall at all times be prior and superior to all security interests and other interests and claims now held or hereafter acquired by Bank in Creditor Priority Collateral;

(ii)         all security interests now or hereafter acquired by Bank in the Bank Priority Collateral shall at all times be prior and superior to all security interests and other interests or claims now held or hereafter acquired by Creditor in the Bank Priority Collateral; and

(iii)         the proceeds resulting from any sale, transfer or other disposition of the Collateral shall be distributed as provided in Section 5 below.

(b)       Each Secured Party hereby:

(i)         acknowledges and consents to (A) Borrower granting to the other Secured Party a security interest in the Creditor Priority Collateral, (B) the other Secured Party filing any and all financing statements and other documents as deemed necessary by the other Secured Party in order to perfect its security interest in the Creditor Priority Collateral, and (C) Borrower’s entry into the Transaction Documents to which the other Secured Party is a party; and

(ii)         acknowledges and agrees that the other Secured Party’s Claims, the Borrower’s entry into the applicable Transaction Documents with the other Secured Party, and the security interests in the Creditor Priority Collateral granted by Borrower to the other Secured Party shall be permitted under such Secured Party’s  Transaction Documents, notwithstanding any provision of such Secured Party’s  Transaction Documents to the contrary.

(c)       If Creditor, for any reason, receives Bank Priority Collateral and receives a written notice from Bank that an Event of Default has occurred under the Bank Loan Documents and a demand for possession of the Bank Priority Collateral, Creditor shall promptly deliver any such Bank Priority Collateral in Creditor’s possession to Bank.  If Bank, for any reason, receives Creditor Priority Collateral and receives a written notice from Creditor that an Event of Default has occurred under the Creditor Investment Documents and a demand for possession of the Creditor Priority Collateral, Bank shall promptly deliver any such Creditor Priority Collateral in Bank’s possession to Creditor.

(d)         As a point of clarification, as of the date hereof, Creditor represents and warrants that it will only seek and obtain a security interest in Creditor Priority Collateral and will not obtain a security interest in the Bank Priority Collateral without the Bank’s prior written consent.

3.         [Reserved].

4.         Secured Parties’ Rights.

(a)         Except as otherwise provided for in this Agreement, Creditor agrees that Bank may at any time, and from time to time, without the consent of Creditor and without notice to Creditor, renew or extend any of the Bank Debt, accept partial payments of the Bank Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Bank Debt, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Bank Priority Collateral, or change, alter or vary any other terms or provisions of the Bank Debt, and take any other action or omit to take any other action with respect to its Bank Debt as it deems necessary or advisable in its sole discretion.  No amendment of the Bank Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of Bank’s security interest or lien in the Creditor Priority Collateral.

(b)         Except as otherwise provided for in this Agreement, Bank agrees that Creditor may at any time, and from time to time, without the consent of Bank and without notice to Bank, renew or extend any of the Creditor Obligations, accept partial payments of the Creditor Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Creditor Obligations, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any Creditor Priority Collateral, or change, alter or vary any other terms or provisions of the Creditor Obligations, and take any other action or omit to take any other action with respect to its Creditor Obligations as it deems necessary or advisable in its sole discretion.  No amendment of the Creditor Investment Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of Creditor’s security interest or lien (if any) in the Bank Priority Collateral.

(c)         Creditor and Bank each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Party Obligations.

(d)         Except as otherwise provided for herein, as among the Secured Parties only, prior to such time as (i) the Bank Debt has been fully paid in cash, (ii) Bank has no commitment or obligation to lend any further funds to Borrower under the Bank Loan Documents, and (iii) all of the Bank Loan Documents are terminated (such time, “Bank Payment in Full”), Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Bank Priority Collateral of Borrower except in accordance with the terms of the Bank Debt.  Upon written notice from Bank to Creditor of

Bank’s agreement to release its lien on all or any portion of the Bank Priority Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien (if any) on the Bank Priority Collateral, and Creditor shall upon written request by Bank, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release Creditor’s liens in the Bank Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable

(e)         Except as otherwise provided for herein, as among the Secured Parties only, prior to the payment in full in cash of the Creditor Obligations, after all of Creditor’s  commitments or obligation to advance any further funds to Borrower under the Creditor Investment Documents have elapsed or terminated, and the termination of all of the Creditor Investment Documents (such time, “Creditor Payment in Full”), Creditor shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Creditor Priority Collateral except in accordance with the terms of the Creditor Obligations.  Upon written notice from Creditor to Bank of Creditor’s agreement to release its lien on all or any portion of the Creditor Priority Collateral in connection with the sale, transfer or other disposition thereof by Creditor (or by Borrower with consent of Creditor), Bank shall be deemed to have also, automatically and simultaneously, released its lien (if any) on the Creditor Priority Collateral, and Bank shall upon written request by Creditor, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If Bank fails to release its lien as required hereunder, Bank hereby appoints Creditor as attorney in fact for Bank with full power of substitution to release Bank’s liens in the Creditor Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

5.         Actions/Remedies.

(a)         Creditor shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Creditor Priority Collateral.  In conducting any public or private sale under the UCC of the Creditor Priority Collateral, Creditor shall give Bank such notice of such sale as may be required by the UCC.  Bank shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the Bank Priority Collateral.  In conducting any public or private sale under the UCC of the Bank Priority Collateral, Bank shall give Creditor such notice of such sale as may be required by the UCC.

(b)         Whether or not an Event of Default has occurred, (i) Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the Bank Priority Collateral, judicially or nonjudicially (including without limitation the exercise of any remedies with respect to Bank Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of Bank, until Bank Payment in Full and (ii) Bank shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the Creditor Priority Collateral, judicially or nonjudicially (including without limitation the exercise of any remedies with respect to Creditor Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of Creditor, until Creditor Payment in Full.

(c)       Notwithstanding anything to the contrary in the Transaction Documents, as among the Secured Parties, the Proceeds of Collection of all of the Bank Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)         First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of Bank expended to preserve the value of the Bank Priority Collateral, of foreclosure or suit with respect to Bank Priority Collateral, if any, and of such sale with respect to the Bank Priority Collateral;

(ii)        Second, to Bank in an amount up to Bank’s Claims until Bank Payment in Full; and

(iii)       Third, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(d)       Notwithstanding anything to the contrary in the Transaction Documents, as among the Secured Parties, the Proceeds of Collection of all of the Creditor Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)         First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of Creditor expended to preserve the value of the Creditor Priority Collateral, of foreclosure or suit with respect to Creditor Priority Collateral, if any, and of such sale with respect to the Creditor Priority Collateral;

(ii)        Second, to Creditor in an amount up to Creditor’s Claims until Creditor Payment in Full;

(iii)       Third, to Bank in an amount up to Bank’s Claims until Bank Payment in Full;

(iv)       Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(e)        Notwithstanding anything contained herein, Creditor retains and may freely exercise and assert in any Insolvency Proceeding any rights, objections or claims that could be asserted by an unsecured creditor (regardless of whether Creditor actually holds any deficiency or other unsecured claim).  Creditor retains any rights which it may have in any Insolvency Proceeding to vote for or against, to file any pleading with respect thereto, or to assert any objections to, any proposed plan of reorganization (including any request for termination or extension of exclusivity and any disclosure statement related thereto), not otherwise in violation with the provisions of this Agreement

6.         No Commitment by Secured Parties.  This Agreement shall in no way be construed as a commitment or agreement by Creditor or Bank to provide financing to, or investments in, the Borrower or continue financing or investment arrangements with Borrower.  Creditor and Bank may terminate such arrangements at any time, in accordance with their agreements with Borrower.

7.         [Reserved].

8.         Insurance.  Subject to the terms of this Agreement, the Secured Party having a senior security interest or lien in applicable Collateral shall, subject to such Secured Party’s rights under its agreements with Borrower, have the sole and exclusive right (but not the obligation), as against the other Secured Party, to adjust settlement of any insurance policy in the event of any loss affecting such Collateral.  All proceeds of such policy shall be applied by the Secured Party having the senior security interest as set forth in Section 5 of this Agreement.

9.         Bankruptcy.

(a)       In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) each Secured Party’s  Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) all payments and distributions of any kind or character, whether in cash or property or securities, in respect of the Secured Parties’ Claims shall be distributed pursuant to the provisions of Section 5 hereof.

(b)       [Reserved].

(c)       In addition to and without limiting the foregoing, if an Insolvency Proceeding occurs:

(i)         neither Secured Party shall assert or approve, without the prior written consent of the other Secured Party, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, which is inconsistent with the terms of this Agreement,

(ii)        (A)         Bank may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable)  holder of an interest in the Bank Priority Collateral and, if use of cash collateral by Borrower is consented to by Bank, (I) if Creditor had no lien on Bank Priority Collateral at the commencement of the Insolvency Proceeding, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Bank

Priority Collateral is impaired by such use or inadequately protected by such use, and (II)  if Creditor had a lien on Bank Priority Collateral at the commencement of the Insolvency Proceeding, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Bank Priority Collateral is impaired by such use or inadequately protected by such use,  so long as (x) Creditor retains a lien on such Bank Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) Creditor receives a replacement lien on post-petition assets to the same extent granted to Bank, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code,

(B)         Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Bank Priority Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor (if any) in the Bank Priority Collateral is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Bank has consented to, or supports, such sale or disposition of such assets, provided that, if Creditor had a lien on the Bank Priority Collateral at the commencement of the Insolvency Proceeding, to the extent the Proceeds of Collection of such Bank Priority Collateral are not applied to reduce the Bank Debt, Creditor shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement and

(C)         Bank shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Creditor Priority Collateral, free and clear of security interests, liens and claims of any party, including Bank, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Bank (if any) in the Creditor Priority Collateral is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Creditor has consented to, or supports, such sale or disposition of such assets, provided that,  if Bank had a lien on the Creditor Priority Collateral at the commencement of the Insolvency Proceeding, to the extent the Proceeds of Collection of such Creditor Priority Collateral are not applied to reduce the Creditor Obligations, Bank shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement, and

(iii)      (A)         Creditor may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Bank as (if applicable)  holder of an interest in the Creditor Priority Collateral and, if use of cash collateral by Borrower is consented to by Creditor, Bank shall not oppose such use of cash collateral on the basis that Bank’s interest (if any) in the Creditor Priority Collateral is impaired by such use or inadequately protected by such use, so long as (x) Bank retains a lien on such Creditor Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) Bank receives a replacement lien on post-petition assets to the same extent granted to Creditor, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code,

(B)         Bank shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Creditor Priority Collateral, free and clear of security interests, liens and claims of any party, including Bank, under Section 363 of the

United States Bankruptcy Code or otherwise, on the basis that the interest of Bank (if any) in the Creditor Priority Collateral is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Creditor has consented to, or supports, such sale or disposition of such assets, provided that, if Bank had a lien on the Creditor Priority Collateral at the commencement of the Insolvency Proceeding, to the extent the Proceeds of Collection of such Creditor Priority Collateral are not applied to reduce the Creditor Obligations, Bank shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement and

(C)         Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Bank Priority Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor (if any) in the Bank Priority Collateral is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if Bank has consented to, or supports, such sale or disposition of such assets, provided that, if Creditor had a lien on the Bank Priority Collateral at the commencement of the Insolvency Proceeding, to the extent the Proceeds of Collection of such Bank Priority Collateral are not applied to reduce the Bank Debt, Creditor shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement, and

(iv)      each Secured Party agrees that it shall not provide debtor-in-possession financial under Section 364 of the Bankruptcy Code or the use of cash collateral  (as defined in Section 363(a) of the Bankruptcy Code) (A) that modifies the priorities of the security interests in and liens on the Collateral as set forth in this Agreement or (B) (I) in the case of Bank, that is secured by a lien on or security interest in the Creditor Priority Collateral that is pari passu with or has priority over any lien and security interest of Creditor in and to such Creditor Priority Collateral securing the Creditor Obligations, or (II)  (x)  in the case of Creditor when Creditor had no lien in the Bank Priority Collateral at the commencement of the Insolvency Proceeding, that is secured by a lien on or security interest in the Bank Priority Collateral and (y)  in the case of Creditor when Creditor had a lien in the Bank Priority Collateral at the commencement of the Insolvency Proceeding, that is secured by a lien on or security interest in the Bank Priority Collateral that is pari passu with or has priority over any lien and security interest of Bank in and to such Bank Priority Collateral securing the Bank Debt.

(d)       Nothing in this Section 9 shall preclude any Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any sale or other disposition of Collateral under the Bankruptcy Code; provided that the parties agree that Bank shall have the right to credit bid under Section 363(k) of the Bankruptcy Code solely with respect to the Bank Priority Collateral.

10.       Notice of Events of Default.  Each Secured Party shall give the other Secured Party prompt written notice of the occurrence of an Event of Default under its Transaction Documents, and shall, simultaneously with giving any notice of default to Borrower, provide such other Secured Party with a copy of any notice of default given to Borrower.  Neither Secured Party will incur liability for negligently or inadvertently failing to provide such notice to the other Secured Party.  Creditor acknowledges and agrees that any default or event of default under the Creditor Investment Documents shall be deemed to be a default and an event of default under the Bank Loan Documents.

11.       Revivor.  If, after payment of any Bank Debt, Borrower thereafter becomes liable to Bank on account of the Bank Debt, or any payment made on the Bank Debt shall for any reason be required to be returned or refunded by Bank, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Bank Debt, without the necessity of any further act or agreement between Secured Parties.  If, after payment of any Creditor Obligations, Borrower thereafter becomes liable to Creditor on account of the Creditor Obligations, or any payment made on the Creditor Obligations shall for any reason be required to be returned or refunded by Creditor, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Creditor Obligations, without the necessity of any further act or agreement between Secured Parties.

12.       Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile, or by reputable overnight delivery service, to the Secured Parties, at their respective addresses or fax numbers set forth below:

If to Creditor:  TRGP Capital Management, LLC

777 3rd Avenue, 31st Floor
New York, New York 10017
Attention: Michael K. Rozen
Work: (212) 527-9605
Cell: (917) 414-1385
Email: mrozen@trgpcap.com

with a copy to (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attention: Lawrence V. Gelber
Email: lawrence.gelber@srz.com

If to Bank:       Silicon Valley Bank

4370 La Jolla Village Drive, Suite 1050
San Diego, California 92122
Attn:  Mr. Andrew Skalitzky
Email: askalitzky@svb.com

with a copy (which shall not constitute notice) to:

Levy, Small & Lallas
815 Moraga Drive
Los Angeles, California  90049
Attention:  Angel F. Castillo
Email:  acastillo@lsl-la.com

The Secured Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13.       Relationship Of Parties.  The relationship between the Secured Parties is, and at all times shall remain solely that of lenders and/or investors, as applicable in relationship to Borrower.  Secured Parties shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Secured Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Secured Parties do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any Secured Party or the operations of Borrower.  Each Secured Party shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Secured Party in connection with such matters is solely for the protection of such Secured Party.

14.       Governing Law; Jurisdiction; Jury Trial Waiver.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.  Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

15.       Judicial Reference.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

16.       General.  Each Secured Party shall execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation (if requested by a Secured Party) appropriate amendments to financing statements in favor of the other Secured Party in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments).  Each Secured Party represents and warrants to the other that it has not heretofore transferred or assigned any financing statement naming Borrower as debtor and it as secured party, and that it will not do so without first delivering a copy of this Agreement to the proposed transferee or assignee, and any transfer or assignment shall be subject to all of the terms of this Agreement.  This Agreement is solely for the benefit of Secured Parties and their successors and assigns, and neither the Borrower nor any other person (including any successor-in-interest) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  This Agreement sets forth in full the terms of agreement between the Secured Parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the Secured Parties.  In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys’ fees) from the non-prevailing party.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17.       Limited Agency for Perfection.

(a)         Bank acknowledges that applicable provisions of the UCC may require, in order to properly perfect Creditor’s security interest in the Creditor Priority Collateral securing the Creditor Claims, that Creditor possess or control certain of such Creditor Priority Collateral.  In order to help ensure that Creditor’s security interest in such Creditor Priority Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Bank agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to Creditor as a result thereof or with respect thereto, for the benefit of Creditor, any such Creditor Priority Collateral, and agrees that Creditor’s lien in such Creditor Priority Collateral shall be deemed perfected in accordance with applicable law.

(b)         Creditor acknowledges that applicable provisions of the UCC may require, in order to properly perfect Bank’s security interest in the Creditor Priority Collateral securing the Bank Claims, that Bank possess or control certain of such Creditor Priority Collateral.  In order to help ensure that Bank’s security interest in such Creditor Priority Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), Creditor agrees to hold both for itself and, solely for the purposes of perfection and without incurring any additional duties or obligations to Bank as a result thereof or with respect thereto, for the benefit of Bank, any such Creditor Priority Collateral, and agrees that Bank’s lien in such Creditor Priority Collateral shall be deemed perfected in accordance with applicable law.

(c)         No party shall have, or be deemed to have, by this Agreement or otherwise a fiduciary relationship in respect of the other party.

18.       Other Intercreditor Agreements.  Secured Parties acknowledge that (i) Bank is party to that certain Intercreditor Agreement, dated November 18, 2015, with SVIC NO. 28 New Technology Business Investment L.L.P. (“SVIC”), and (ii) Creditor is party to that certain Intercreditor Agreement, dated the date hereof, with SVIC (such agreements, as they may be modified with the consent of the parties thereto, collectively, the “SVIC Intercreditor Agreements”).  Secured Parties acknowledge that the provisions of this Agreement apply only as between Secured Parties, and that neither Secured Party shall be in breach of this agreement by virtue of its compliance with the SVIC Intercreditor Agreement to which it is a party.

[Signature Page Follows]

SILICON VALLEY BANK		TR GLOBAL FUNDING V, LLC

By	/s/ Andrew Skalitzky	By	/s/ Michael K. Rozen
Title	VP	Title	CEO

Signature Page to Intercreditor Agreement (TRGP—SVB)

BORROWER’S CONSENT AND AGREEMENT

Borrower consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith.  Borrower agrees to execute all such documents and instruments and take all such actions as any Secured Party shall reasonably request in order to carry out the purposes of this Agreement. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by the Creditor and Bank without notice to or the consent of Borrower.

NETLIST, INC.

By	/s/ Gail Sasaki
Title	CFO, VP, Secretary

1

Exhibit A

Creditor Security Agreement

1

Exhibit B

Bank Priority Collateral

Bank Priority Collateral consists of all of Borrower’s right, title and interest in and to the following personal property exclusive of Creditor Priority Collateral:

All right, title and interest of Borrower in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds  (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Borrower’s books relating to any of the above.

As used above the following terms have the following meanings:

“Accounts” means all present and future “accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

 “Deposit Accounts” means all present and future “deposit accounts” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“Equipment” means all present and future “equipment” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“General Intangibles” means all present and future “general intangibles” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Intellectual Property” means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know‑how, and confidential information; (c) mask work or

2

similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

“Inventory” means all present and future “inventory” as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

 “Other Property” means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims”,  “documents”,  “instruments”,  “promissory notes”,  “chattel paper”,  “letters of credit”,  “letter-of-credit rights”,  “fixtures”,  “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

3

Exhibit C

Creditor Priority Collateral

Creditor Priority Collateral consists of all of the Borrower’s right, title and interest in, to and under the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired:

(a)         the Commercial Tort Claim referred to below;

(b)         the Recoveries (as defined below);

(c)         the obligation of the Reference Entity (as defined below)  to pay the Recoveries and any other amounts determined to be owing by the Reference Entity in respect of the Claim (as defined below)  or the Commercial Tort Claim (collectively, the “Reference Entity Debt”);

(d)         all Supporting Obligations (as defined in the UCC) relating to the Reference Entity Debt, including any bond posted to insure the payment thereof;

(e)         the Patents referred to below;

(f)         the Patent Licenses referred to below; and

(g)         all Proceeds, including all Cash Proceeds and Noncash Proceeds (each as defined in the UCC), and products of any and all of the foregoing (but, whether Proceeds or products, excluding any Accounts Collateral);

in each case, howsoever the Borrower's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).  Without limiting the generality of the foregoing, the Creditor Priority Collateral consists of all rights of the Borrower in and to the Claim and all judgments, settlements and recoveries therein or other resolutions thereof.  The foregoing grant includes all rights, powers and options (but none of the obligations, if any) of the Borrower under any instrument included in the Creditor Priority Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Creditor Priority Collateral and all other monies payable under the Creditor Priority Collateral, to give and receive notices and other communications, to exercise all rights and options, to bring proceedings in the name of the Borrower or otherwise and generally to do and receive anything that the Borrower is or may be entitled to do or receive under or with respect to the Creditor Priority Collateral.

As used above the following terms have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the board of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  For the avoidance of doubt, Creditor shall not be considered an “Affiliate” of Borrower.

Exhibit C-1

“Claim” means the Commercial Tort Claim, all settlement efforts arising from or related to the Commercial Tort Claim or the Patents, and any other proceeding within the scope of the Litigation Counsel Fee Agreement; provided,  however, that Claim shall not include the Funded IPR Proceedings, any third party claim against Borrower and any claim Defendant or any third party may assert against Borrower unrelated to the Patents, such as, without limitation, a claim that Borrower infringes Defendant’s patent(s) or other intellectual property.

“Commercial Tort Claim” means the investigation pending in the ITC Inv. No. 337-TA-1023 alleging that Defendant’s products infringe the Original Patents and the lawsuit Borrower filed against Defendant in the U.S. District Court for Central District of California Case No. 8-16-cv-1605, alleging that Defendant’s products infringe the Patents.  “Commercial Tort Claim” does not include any appeal taken from a decision or adjudication reached or issued in either of Inv. No. 337-TA-1023 or Case No. 8-16-cv-1605, or any other litigation or adversarial proceeding.  For purposes of this definition, “ITC” means International Trade Commission; “Original Patent” means U.S. Patent Nos. 8,756,364, 8,516,185, 8,001,434,  8,359,501, 8,689,064, and 8,489,837; “Patent” means the Original Patents and U.S. Patent Nos. 9,535,623, and 9,606,907.

“Defendant” means SK hynix Inc. and its Affiliates.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Funded IPR Proceeding” and “Funded IPR Proceedings”  means, collectively, the following twelve inter partes review proceedings pending in the U.S. Patent and Trademark Office Proceeding Nos. 2017-00548, 2017-00549, 2017-00560, 2017-00561, 2017-00562, 2017-00577, 2017-00587, 2017-00649, 2017-00667, 2017-00668, 2017-00692, and 2017-00730.  For the avoidance of doubt, “Funded IPR Proceeding” and “Funded IPR Proceedings” does not include any appeal taken from a decision or adjudication reached or issued in any of the aforementioned twelve inter partes review proceedings.

“Litigation Counsel Fee Agreement” means the engagement letter, dated December 8, 2016,  entered into between Borrower and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), as amended by the letter agreement, dated, April 4, 2017, between Borrower and Mintz Levin, as the same may be further amended, modified or supplemented from time to time.

Exhibit C-2

“Patents” means the following:

Title	Patent/Application No.	Issue/Filing Date
A MULTIRANK DDR MEMORY MODUAL WITH LOAD REDUCTION	8756364	6/17/2014
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8001434	8/16/2011
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8359501	1/22/2012
MEMORY BOARD WITH SELF-TESTING CAPABILITY	8689064	4/1/2014
SYSTEM AND METHOD UTILIZING DISTRIBUTED BYTE-WISE BUFFERS ON A MEMORY MODULE	8516185	8/20/2013
SYSTEMS AND METHODS FOR HANDSHAKING WITH A MEMORY MODULE	8489837	7/16/2013
MEMORY MODULE CAPABLE OF HANDSHAKING WITH A MEMORY CONTROLLER OF A HOST SYSTEM	9,535,623	1/3/2017
MEMORY MODULE WITH DISTRIBUTED DATA BUFFERS AND METHOD OF OPERATION	9,606,907	3/28/2017

“Patent Licenses”  means all licenses, contracts or other agreements, whether written or oral, (i) naming Borrower as licensor and providing for the grant of any right to manufacture, use, practice, offer for sale, sell, make, have made or import products or any invention, as the case may be, covered by any Patent or (ii) naming Borrower as licensee and providing for the grant of any right to manufacture, use, practice, offer for sale, sell, make, have made or import products or any invention, as the case may be, covered by any  patent (other than the Patents), and granted in connection with the resolution of the Claim. “Person” means an individual, partnership, limited liability company, trust, estate, corporation, custodian, nominee or any other individual or entity acting on its own or in any representative capacity.

“Recoveries” means any and all consideration and value received by Borrower (prior to any netting, offset, reduction or deduction of any fees, costs, expenses, payment of taxes or payment of any other amounts) in partial or complete resolution of the Claim or the Commercial Tort Claim, including: (a) any and all gross, pre-tax monetary awards, damages, recoveries, judgments or other property or value awarded to, recovered by or on behalf of (or reduced to a debt owed to) Borrower or Creditor on account or as a result or by virtue (directly or indirectly) of the Claim, whether by negotiation, arbitration, mediation, diplomatic efforts, lawsuit, settlement, or pursuant to a corporate transaction of any nature, or otherwise, and includes all of the Borrower’s legal and/or equitable rights, title and interest in and/or to any of the foregoing, whether in the nature of ownership, lien, security interest or otherwise, plus (b) any recovered interest, penalties, attorneys’ fees and costs in connection with any of the foregoing (including,

Exhibit C-3

without limitation, post-judgment interest, costs and fees), plus (c) any consequential, actual, punitive, exemplary or treble damages awarded or recovered on account thereof, plus (d) any interest awarded or later accruing on any of the foregoing (including, without limitation, post-judgment interest), plus (e) any recoveries against attorneys, accountants, experts or officers in connection with any of the foregoing or the pursuit of the Claim.

“Reference Entity” means, individually and collectively, the Defendants and any other parties listed as defendants or counterclaim defendants in the Commercial Tort Claim, jointly and severally, and including their Affiliates, and any other person or entity added or joined to the Commercial Tort Claim from time to time as a defendant or indemnitor or against whom proceedings are asserted or threatened even if such person or entity is not named or served.

Exhibit C-4